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EXHIBIT 10.12 1999AMENDMENT TO EMPLOYMENT AGREEMENT OF PATRICIA SPIGNO
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AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made and entered into effective the 1st day of September 1999, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Patricia A. Spigno ("Employee").

The following amendment to the language of paragraph 2 regarding duties and paragraph 3 regarding bonus compensation are hereby amended as follows and are effective retroactively to the initial signing of the Employment Agreement dated October 2, 1995.

2. Duties. Employee shall devote his full time and efforts to the business of Employer, and shall be an officer of Conectisys holding the title of Secretary & Treasurer.

3. Compensation. Employee shall receive said compensation through an option to purchase up to a maximum of 500,000 shares of Conectisys Corporation restricted stock under rule 144 at a cost of Sixty (60%) of the average market value during the prior 180 days of trading; this option shall remain open for five
(5) years with an option to renew said option for an additional five (5) years.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


Employee:___________________________________
         Patricia  A. Spigno



Employer:___________________________________
         Lawrence Muirhead
         Conectisys Corp.
         Chief Technical Officer



Employer:___________________________________
         Robert A. Spigno
         Conectisys Corp.
         President & CEO